Exhibit 99.1

A. Updates to Unaudited Financial Projections

The Debtors believe that the Plan1 meets the feasibility requirement set forth in section 1129(a)(11) of the Bankruptcy Code, as confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successor under the Plan. In connection with the development of a plan of reorganization and for the purposes of determining whether such plan would satisfy this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources. The Debtors previously prepared unaudited financial projections (the “September 2014 Projections”) for the balance of the 2014 calendar year, and for 2015 through 2018 (the “Projection Period”), and disclosed the September 2014 Projections in Exhibit F to the Disclosure Statement for the Joint Plan of Reorganization of the Debtors Pursuant to Chapter 11 of the Bankruptcy Code, filed with the Court on September 24, 2014 [Docket No. 605]. Subsequently, the Company prepared updated projections, (the “Updated Projections”) primarily to satisfy requests from potential lenders in connection with the Debtors’ exit financing process.  The Updated Projections account for certain events that occurred subsequent to the Bankruptcy Court’s approval of the Disclosure Statement, including the following:  First, after months of negotiations, the Company has reached an agreement in principle (subject to definitive documentation and Bankruptcy Court approval) to settle  with one of its largest contractual counterparties, SEI-GPI JV, LLC, a limited liability company jointly owned by Seismic Exchange, Inc. and Geophysical Pursuit, Inc., (“SEI-GPI”).  Pursuant to that settlement, (i) the Company and SEI-GPI will amend and restate the parties’ License and Marketing Agreement dated as of March 28, 2013 (as amended by letter agreement dated October 30, 2013) and (ii) the Company will assume the amended and restated agreement (the “Amended SEI-GPI Agreement”), which will allow the Company and SEI-GPI to continue their business relationship in a way that is profitable for both parties and beneficial to the Debtors and their estates. Under the Amended SEI-GPI Agreement, the Company will increase its portion of late sale revenues going forward from approximately 57% to almost 72%.2  Second, the Updated Projections include actual results through October 2014, whereas the September 2014 Projections only included actual results through July 2014. Third, certain other macroeconomic changes have occurred which have caused the Company to revisit and update certain of its projections for the Projection Period.

1 Capitalized terms not defined in this document shall have the meanings given to them in the Second Amended Joint Chapter 11 Plan of Reorganization of Global Geophysical Services, Inc. and its Debtor Affiliates, as Reformed.
2 Although the documentation of the Amended SEI-GPI Agreement is not complete and will ultimately be subject to Bankruptcy Court approval, the Company and SEI-GPI have an agreement in principle on all material terms and expect to receive approval from the Bankruptcy Court at or prior to the Confirmation Hearing. Accordingly, for purposes of these Updated Projections, the economic terms of the Amended SEI-GPI Agreement have been applied.

The table below reflects the Updated Projections and the September 2014 Projections and the impact of the changes noted above on Revenues and Cash EBITDA.

The Updated Projections included herein were finalized in November of 2014. The Updated Projections should be read in conjunction with the significant assumptions, qualifications and notes set forth below.

The Debtors do not, as a matter of course, publish their business plans or strategies, projections or anticipated financial position. Accordingly, the Debtors do not anticipate that they will, and disclaim any obligation to, furnish updated business plans or projections to holders of Claims or other parties in interest after the Confirmation Date, or to include such information in documents required to be filed with the SEC or otherwise make such information public, unless required to do so by the SEC or other regulatory body pursuant to the provisions of the Plan.

In connection with the planning and development of the Plan, the Updated Projections were prepared by the Debtors to present the anticipated impact of the Plan. The Updated Projections assume that the Plan will be implemented in accordance with its stated terms. The Updated Projections are based on forecasts of key economic variables and may be significantly impacted by, among other factors, changes in the political environment of the countries where the Debtors operate, regulatory changes and/or a variety of other factors, including those factors listed in the Plan, the Disclosure Statement, and this supplement to the Disclosure Statement (the “Disclosure Statement Supplement”). Accordingly, the estimates and assumptions underlying the Updated Projections are inherently uncertain and are subject to significant business, economic and other uncertainties. Therefore, such Updated Projections, estimates and assumptions are not necessarily indicative of current values or future performance, which may be significantly less or more favorable than set forth herein.

THE DEBTORS PREPARED THE UPDATED PROJECTIONS WITH THE ASSISTANCE OF THEIR PROFESSIONALS. THE DEBTORS DID NOT PREPARE SUCH UPDATED PROJECTIONS TO COMPLY WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS AND THE RULES AND REGULATIONS OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. EXCEPT FOR PURPOSES OF THE DISCLOSURE STATEMENT SUPPLEMENT, THE DEBTORS DO NOT PUBLISH PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS.

MOREOVER, THE UPDATED PROJECTIONS CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARDLOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS, AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS, INCLUDING THE IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, ACHIEVING OPERATING EFFICIENCIES, EXISTING AND FUTURE GOVERNMENTAL REGULATIONS AND ACTIONS OF GOVERNMENTAL BODIES, INDUSTRY-SPECIFIC RISK FACTORS (AS DETAILED IN SECTION XI OF THE DISCLOSURE STATEMENT ENTITLED CERTAIN RISK FACTORS TO BE CONSIDERED), AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS AND INTERESTS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH PROJECTIONS.

THE UPDATED PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE  NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE DEBTORS, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, INDUSTRY, REGULATORY, LEGAL, MARKET, AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE REORGANIZED DEBTORS’ CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE OR ARE MADE AS TO THE ACCURACY OF THE UPDATED PROJECTIONS OR TO THE REORGANIZED DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL BE INCORRECT. MOREOVER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE DEBTORS PREPARED THESE UPDATED PROJECTIONS MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR DISCLOSURE STATEMENT, THE DEBTORS AND REORGANIZED DEBTORS, AS APPLICABLE, DO NOT INTEND AND UNDERTAKE NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THE UPDATED PROJECTIONS TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE THE DISCLOSURE STATEMENT SUPPLEMENT IS INITIALLY FILED OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THEREFORE, THE UPDATED PROJECTIONS MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE UPDATED PROJECTIONS AND SHOULD CONSULT WITH THEIR OWN ADVISORS.

The Updated Projections should be read in conjunction with the assumptions, qualifications, and explanations set forth in the Disclosure Statement and this Disclosure Statement Supplement, and the Plan in their entirety, and the historical consolidated financial statements (including the notes and schedules thereto) and other financial information as submitted in the Debtors’ Monthly Operating Reports filed with the Bankruptcy Court.

B. Assumptions to the Updated Projections

1. General Assumptions

Presentation. The Updated Projections are presented on a consolidated basis, including estimates of operating results for GGS’ Debtor and non-Debtor entities, combined.

Methodology. In developing the September 2014 Projections included in the Disclosure Statement, the Debtors utilized information from various sources including results from recent projects completed and bids won, and current market research. The Debtors discussed strategy and future market opportunities with management directly overseeing operations for the various regions that it operates, namely Latin America, (“LATAM”), Europe, Africa, Middle East, (“EAME”), and North America, (“NAM”). Regional managers were asked to identify specific target areas and customers. The September 2014 Projections were prepared on a crew-by-crew, region-by-region basis, and then consolidated and reviewed with senior management. The Updated Projections reflect management’s incorporation of certain changes occurring subsequent to the filing of the Disclosure Statement on September 24, 2014, into the September 2014 Projections.  Such changes are discussed in the introduction to this Exhibit.

Plan Consummation. The Updated Projections assume that the Plan will be confirmed or consummated on or about December 31, 2014.

Other. Unless otherwise indicated, an annual inflation rate of 2% has been applied to revenues and expenses over the Projection Period.

Operating Plan. GGS operates in two business segments; Proprietary Services and Multi-Client Services. In its Proprietary Services segment, GGS provides seismic data acquisition, microseismic monitoring, data processing, and interpretation services on a proprietary basis where the client ultimately owns the output of such efforts. GGS also offers seismic data acquisition services in a Multi-client structure where GGS sets the specifications of the program (with input from its clients), generally handles all aspects of the acquisition, from permitting to processing, and maintains ownership of the seismic data and associated rights after the project is completed, including any future revenue stream. In return for their participation in a Multi-client Services project, GGS’ customers receive a non-exclusive license to a designated portion of the underlying seismic data acquired. GGS includes the seismic data sets that it has acquired through Multi-client shoots in its seismic data library. The seismic data sets are then licensed to clients on a non-exclusive basis. GGS currently has an international footprint with experience operating in the majority of the significant oil and gas basins worldwide. GGS operates globally in many challenging environments including marshes, forests, jungles, arctic climates, mountains and deserts. GGS’ experience includes projects in Kenya, Mexico, Colombia, Paraguay, Argentina, Chile, Peru, Georgia, Uganda, Algeria, Iraq, Oman, India, Poland and Brazil. GGS’ Updated Projections were prepared in support of GGS’ strategy to weight its business more heavily towards large high channel-count Proprietary projects in international markets. Multi-client business that GGS does engage in will be more disciplined and focused on projects with a high percentage of prefunding. As such, the Updated Projections reflect a decreasing proportion of revenues from Multi-client Data Library Pre-Commitment revenues. An overview of GGS’ current and forecasted activities by region is outlined below:

a. Proprietary and Multi-Client Acquisition Business.

North America, (“NAM”). The North American land seismic market remains highly fragmented with a large number of players. The market is comprised of substantially smaller lot sizes than in the international marketplace. As a consequence, margin rates in North America (excluding Alaska) are generally lower than in the international market and crew size tends to be substantially smaller. The market is expected to remain highly competitive with margin rates in line with historical performance. A developing growth market in North America is in Unconventional Resources - resources found in atypical geological locations - where high quality 3D seismic is becoming an important tool during the development phase. As the Unconventional plays mature, demand for the type of seismic services that GGS provides should increase. One of GGS’ key competitive advantages is its ability to perform complex, high channel count projects at a lower cost than its competitors due to its nodal system and to provide an integrated offering (acquisition, processing, microseismic & analysis/consulting). This advantage is most evident in projects in Alaska, in the Unconventionals, and in relatively large multiclient programs in the lower 48 states.

Over the Projection Period, GGS has assumed it will continue to maintain its current level of proprietary seismic acquisition business in Alaska during the winter months, and then shift to the lower 48 states during the summer months, where it will focus on Multi-client acquisition projects.

Latin America, (“LATAM”). The Latin American market remains a strong market for GGS, but it is not without significant country-specific challenges. Within this region in 2014 through November, GGS has largely operated in Brazil, and Colombia. As existing reservoirs and wells are depleted in Colombia, GGS believes the demand for seismic activity should increase. In Brazil, the market is characterized by the importance of two frontier basins – the Parana and Paranaiba – and the Northeast coast blocks. To date, GGS has largely been focused on 2D road Vibroseis work in the Parana and Paranaiba. GGS believes that it will be able to convert to 3D work in these regions. GGS has a competitive advantage in this country, as it remains the only company with vibrators and nodal technology. GGS believes there are opportunities in other LATAM countries, some of which it has worked in before. Such countries include Argentina, Bolivia, Chile, Ecuador, Paraguay, Peru, Uruguay, and Venezuela.

Europe, Africa, Middle East, (“EAME”). Within this region in 2014 through November, GGS has largely operated in Kenya, the UAE, and in Kurdistan. This market is characterized by high channel-count crews – large 3D crews allow for greater efficiency and in turn, can both technically and financially disqualify competition. Clients demand new equipment and the latest technology for the largest projects in the region. The Updated Projections reflect GGS’ intent to continue to focus on core markets in the EAME region including Kurdistan, East and North Africa, and the Arabian Peninsula. GGS believes that significant opportunities exist in Algeria, Libya, and Egypt, should political unrest be resolved, and that it may be able to make inroads into additional markets, including India, and Tanzania, South Sudan, Uganda, Somaliland, and Ethiopia in Africa.

b. Multi-Client Late Sales.

North America and Brazil. GGS continues to focus on monetizing its Multi-client data library, which is largely comprised of data in North America, with a much smaller portion in Brazil. Earlier this year, GGS had estimated approximately ~$55 million in gross late sales for 2014 (including $7 million in Brazil). As indicated in the Updated Projections, through October 2014 with two months left in the 2014 forecast period, GGS has already recognized approximately $66 million in late sales.

c. Other Business Units.

GGS provides an integrated suite of seismic data solutions to the global oil and gas industry, including seismic data acquisition, microseismic monitoring, data processing and interpretation services, as well as seismic data recording equipment known as the AUTOSEIS® High Definition Recorder (“HDR”) system. Such services are included in the Updated Projections in “Other Business Units”. GGS’ believes one of its key competitive advantages is its ability to perform complex, high channel count projects at a lower cost than competitors since it can internally source nodal system HDR units from AUTOSEIS®. As channel requirements for future projects are expected to increase, GGS should maintain this competitive advantage. GGS has been focusing its efforts on building a Proprietary processing business, establishing a consulting business, creating technical consistency and best practices, and in improving operational performance. GGS estimates moderate organic growth in this market segment over the Projection Period.

2. Assumptions With Respect to the Updated Projected Income Statement

Revenues. In the Updated Projections, “Proprietary Revenues” includes revenues generated from proprietary acquisition services rendered, and revenues generated by Other Business Units providing microseismic monitoring, data processing, interpretation services and seismic equipment sales. The “Multi-client Data Library Pre-Commitment” line item includes revenues generated from Multi-client acquisition services, and the “Multi-client Data Library Late Sales” line item includes revenues generated from data sold to third parties.

Salaries & Employee Expenses. Total Salaries & Employee Expenses include expenses projected (i) at the crew level for expenses related to personnel in the field working directly on projects, (ii) at the business unit level in the case of Other Business Units, and (iii) at a departmental level, by region, for expenses related to personnel included in corporate overhead.  In the Updated Projections, Salaries & Employee Expenses relating to (i) or (ii) were calculated as a percentage of revenues based on a number of factors including market trends and historical and current results for similar projects / business within the same region. For Salaries & Employee expenses related to personnel included in corporate overhead, such personnel were reviewed on an individual basis in connection with the 2014 forecast initially provided to lenders and their advisors earlier this year. To estimate expenses over the Projection Period, an assumption of a 2% inflation rate was applied to the run rate for each overhead group by region at the end of the year, with the exception of U.S. General and Administrative group, for which a 4% inflation rate was applied to account for the hiring of additional professionals in the areas of tax and Finance.

Multi-client Data Library License Fees. In March of 2013, GGS entered into a License and Marketing Agreement with SEI-GPI. Under the terms of the agreement, SEI-GPI, as licensee, provides exclusive marketing services for a substantial portion of GGS’ North American onshore data library. SEI-GPI paid a $25.0 million non-refundable license fee upon execution of the agreement. SEI-GPI received, as compensation for marketing the data, a commission of 43.3% on all gross revenues resulting from the sub-licensing of the data subject to the agreement. Subject to final documentation and Bankruptcy Court approval, the Company and SEI-GPI recently reached a settlement in principle to amend the terms of the License and Marketing Agreement with SEI-GPI which would increase the Company’s portion of late sale revenues going forward from approximately 57% to almost 72%.  For purposes of presenting the Updated Projections, (i) finalization and Bankruptcy Court approval of the Amended SEI-GPI Agreement has been assumed and (ii) revenues for estimated sub-licenses issued by SEI-GPI as licensee are presented herein at their gross sales value, with the expenses for License Fees being presented in the Multi-client Data Library License Fees line item on the Updated Projected Income Statement.

Other Direct Expenses. Other Direct Expenses include Materials, Maintenance & Supplies, Office & Admin., Camp & Commissary, Lease & Rent, and Subcontractors, among other items. For purposes of the Updated Projections, these items have been estimated on a combined basis over the Projection Period.

Indirect Expenses. Indirect Expenses generally represent non-cash expenses and include the following; (i) Multi-Client Capitalization – Represents the capitalization of costs associated with a Multi-client acquisition project, (ii) Depreciation Expense, net, and Intangibles Amortization – Represents depreciation associated with Property and Equipment. Intangibles Amortization largely relates to the amortization of software licenses, (iii) Multi-Client Amortization – The Updated Projections incorporate certain assumptions for the amortization of the book value for Multi-client data. Amortization occurs when either Pre-Commitment or Late Sales revenues are recognized. The amount of amortization is calculated as a percentage of such revenues. In the event that no revenues occur for a particular data set, amortization referred to as “backstop” amortization, is applied such that the amortization period for a data set within the library does not exceed four years.

Assumption for Income Tax Expense (Benefit). The Updated Projections assume an annual tax liability of $8.5 million, paid as incurred. The amount of taxes paid is highly dependent on the country in which the Company operates. Based on the amount of taxes paid historically, this estimate seems reasonable. However, actual tax amounts may vary materially from these estimates.

3. Assumptions with Respect to the Updated Projected Balance Sheet and Updated Projected Statement of Cash Flows

Working Capital. Contracts for providing international proprietary services generally require GGS to incur working capital for start-up expenditures to mobilize personnel and equipment to various foreign locations and for increased costs of complying with local regulatory requirements. Such expenses and working capital needs are difficult to forecast and require expenditures in advance, in some cases months in advance, of when project revenues are received under such contracts. This negatively impacts GGS’ liquidity during the early phases of such contracts. As such, GGS’ working capital needs are difficult to predict with certainty. GGS may be subjected to significant and rapid increases in working capital needs that vary materially from Updated Projections included herein. GGS defers mobilization costs, transportation and other expenses incurred prior to the commencement of the recording of seismic data, capitalizes them on its Balance Sheet in “Mobilization Costs”, and amortizes them over the period of recording in a manner that coincides with the physical progression of the recording of the underlying seismic data. GGS often collects payments in advance of work done and deferred fees related to the mobilization period, which it records on its Balance Sheet in “Deferred Revenue”. Such amounts are recognized as earned under the terms of the related contract. For purposes of assessing cash flows in the Updated Projections related to Mobilization Costs and Deferred Revenue, certain assumptions have been made with respect to the amounts and timing of such cash flows. Actual results may differ materially from the estimates included herein. Accounts Payable and Accounts Receivable in the Updated Projections generally assume 30 day terms from recognition to collection.

Proforma Adjustments Related to Emergence and Exit Financing. The 2014F Updated Balance Sheet included in the Updated Projections presents a proforma view of December 31, 2014, assuming the effect of certain adjustments related to GGS’ emergence from bankruptcy and obtaining related exit financing. Refer to the Updated Projected Balance Sheet, Updated Projected Statement of Cash Flows, and footnotes on such schedules included in this exhibit for further information regarding the proforma adjustments assumed. While the 2015 – 2018 Updated Projections roll-forward the effect of such proforma adjustments, “fresh start” accounting principles have not been applied. Interest expense on the new financing is estimated to be paid in the period incurred. As the exit financing is not complete, terms of such financing including facility type, size, tenor, rate, amortization, and other terms are subject to change. Actual terms of such exit financing may vary materially from assumptions incorporated into the Updated Projections, herein.

Capital Expenditures. Updated Projections for maintenance and growth capital expenditures were prepared with consideration of GGS’ current equipment inventory and estimates for growth and channel / equipment needs on a crew-by-crew basis. Capital Expenditures were separately projected for Recording Equipment, General IT and Infrastructure, Building Improvements, and Other Depreciable Equipment.

UPDATED PROJECTED BALANCE SHEET (CONSOLIDATED)

($ in thousands)	FOR THE YEARS ENDED,							
	2014F	*Emergence Adjustments*	*Exit Financing Adjustments*	PF 2014F (1)	2015F	2016F	2017F	2018F
ASSETS								
CURRENT ASSETS								
Cash and cash equivalents (2)	$ 36,103	$ *(18,096)*	$ *(4,200)*	$ 13,807	$ 24,130	$ 39,373	$ 55,715	$ 10,000
Restricted cash investments	480	-	-	480	480	480	480	480
Rest. Cash - Collateral / Deposit Posted, Bankruptcy Impact	1	-	-	1	-	-	-	-
Accounts receivable, net	29,499	-	-	29,499	24,068	25,151	27,810	29,653
Inventory	107	-	-	107	107	107	107	107
Mobilization costs, net	10,670	-	-	10,670	3,680	4,569	5,477	6,402
Prepaid expenses and other current assets	5,085	*(237)*	-	4,848	4,810	4,810	4,810	4,810
TOTAL CURRENT ASSETS	**81,943**	***(18,333)***	***(4,200)***	**59,411**	**57,274**	**74,490**	**94,399**	**51,452**
Multi-Client Library, net	132,529	-	-	132,529	81,682	23,111	4,390	5,474
Property and Equipment, net	63,643	-	-	63,643	63,989	64,591	66,813	66,720
Goodwill	10,967	-	-	10,967	10,967	10,967	10,967	10,967
Intangible Assets, net	8,678	-	-	8,678	8,005	8,378	9,811	11,570
Debt Issuance Costs, net	5,293	*(5,293)*	*4,200*	4,200	3,196	2,206	1,216	414
Other Assets	545	-	-	545	545	545	545	545
TOTAL ASSETS	**$ 303,598**	**$ *(23,626)***	**$ -**	**$ 279,972**	**$ 225,659**	**$ 184,288**	**$ 188,141**	**$ 147,142**
LIABILITIES AND STOCKHOLDERS' EQUITY (3)								
CURRENT LIABILITIES								
Pre-Petition Accounts payable and accrued expenses	14,000	*(14,000)*	-	-	-	-	-	-
Post-Petition Accounts payable and accrued expenses	33,390	*(10,501)*	-	22,890	20,592	22,695	26,131	28,688
Pre-Petition Accrued interest payable (Sr. Notes)	10,514	*(10,514)*	-	-	-	-	-	-
Income and other taxes payable	5,485	-	-	5,485	5,485	5,485	5,485	5,485
Deferred revenue	6,162	-	-	6,162	1,657	2,352	3,060	3,783
Other payables	514	-	-	514	514	514	514	514
TOTAL CURRENT LIABILITIES	**70,065**	***(35,015)***	**-**	**35,050**	**28,248**	**31,045**	**35,190**	**38,469**
Other Liabilities	224	-	-	224	224	224	224	224
DEBT:								
Debtor-in-Possession Facility	151,881	*(151,881)*	-	-	-	-	-	-
10.5% Senior Notes due May 1, 2017	250,000	*(250,000)*	-	-	-	-	-	-
Promissory Notes	7,114	*(7,114)*	-	-	-	-	-	-
New R/C Facility (Exit Financing)	-	-	-	-	-	-	-	3,501
New Term Loan (Exit Financing)	-	-	*100,000*	100,000	93,958	87,958	81,958	-
Notes Issued for Priority Tax Claims (Exit Financing)	-	-	*2,000*	2,000	1,797	1,597	-	-
Notes Payable - Insurance	0	-	-	0	-	-	-	-
Capital Lease Obligations	1,913	-	-	1,913	-	-	-	-
Unamortized OID	(4,070)	*4,070*	-	-	-	-	-	-
TOTAL DEBT	**406,837**	***(404,924)***	***102,000***	**103,913**	**95,756**	**89,556**	**81,958**	**3,501**
TOTAL LIABILITIES	**477,126**	***(439,939)***	***102,000***	**139,187**	**124,228**	**120,825**	**117,372**	**42,193**
Commitments and Contingencies	-	-	-	-	-	-	-	-
Common Stock	(500)	-	-	86,087	86,087	86,087	86,087	86,087
Additional paid-in capital (incl. $8.7MM of Pref. Stock in 2014)	275,500	*(8,696)*	-	266,804	266,804	266,804	266,804	266,804
Accumulated deficit	(352,996)	*425,509*	*(188,087)*	(115,574)	(154,928)	(192,896)	(185,590)	(151,411)
Subtotal	(76,996)	*416,313*	*(102,000)*	237,317	197,963	159,995	167,301	201,480
Less: Treasury Stock, At Cost	96,532	-	-	96,532	96,532	96,532	96,532	96,532
TOTAL STOCKHOLDERS' EQUITY	**(173,528)**	***416,313***	***(102,000)***	**140,785**	**101,431**	**63,463**	**70,769**	**104,948**
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	**$ 303,598**	**$ *(23,626)***	**$ -**	**$ 279,972**	**$ 225,658**	**$ 184,288**	**$ 188,141**	**$ 147,142**

Notes:

(1) Proforma Balance Sheet shown at post-emergence date, assumed to be 12/31/14, which does not reflect fresh-start accounting. Valuation of $190 million assumed, with excess cash of zero for purposes of calculating an enterprise value.

(2) Refer to "Notes" to Updated Projected Statement of Cash Flows (Consolidated) for cash flows relating to proforma adjustments. Adjustments presented are estimates and subject to change.

(3) Liabilities and debt amounts reflect actual amounts booked by the Company through October 2014 and may not be reflective of filed and resolved claim amounts.